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                                   FORM 8-A/A

                                 AMENDMENT NO. 2

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  GENESCO INC.
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             (Exact Name of Registrant as Specified in Its Charter)

Tennessee                                                        62-0211340
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(State of incorporation or organization)                      (I.R.S. Employer
                                                             Identification No.)

             1415 Murfreesboro Road, Nashville, Tennessee 37217-2895
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(Address of Principal Executive Offices)                  (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of Each Exchange on Which
  Title of Each Class to be Registered            Each Class is to be Registered
  ------------------------------------            ------------------------------

Rights to Purchase Series 6 Subordinated             New York Stock Exchange
     Serial Preferred Stock

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)


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The undersigned registrant hereby amends the following items and exhibits or other portions of its Registration Statement on Form 8-A filed on August 15, 1990 and amended on March 25, 1998, as follows:

Item 1. Description of Registrant's Securities to be Registered

Item 1 is hereby amended by adding the following paragraph:

         Effective as of November 9, 1998, Genesco Inc. (the "Company") and the Rights Agent executed an amendment ("Amendment No. 3 to Rights Agreement" or the "Amendment") to the Rights Agreement dated as of August 8, 1990, as amended on August 8, 1990 and on March 19, 1998, between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"). The following paragraphs summarize the principal amendment to the Rights Agreement effectuated by the Amendment. Capitalized terms used without definition below have the meanings assigned to them in the Rights Agreement.

         1. Removal of Continuing Director Provisions. The Amendment deletes the term Continuing Director in its entirety; and removes from the Rights Agreement all references to Continuing Director decision making, such decision making now being vested in the Board of Directors.

         2. Amended Definition of Acquiring Person. The Amendment modifies the definition of Acquiring Person to provide that a Person who becomes the Beneficial Owner of 10% or more of the Common Shares solely as a result of a reduction in the number of outstanding Common Shares will become an Acquiring Person in the event that it thereafter becomes the Beneficial Owner of a greater number of Common Shares (other than through a stock split or dividend) or if it acquires any additional Common Shares and giving such acquisition is the Beneficial Owner of 15% or more of the Common Shares outstanding.

Item 2. Exhibits

         1. Rights Agreement, dated August 8, 1990, between Genesco Inc. and First Chicago Trust Company of New York, as Rights Agent, including the Form of Certificate of Designations of Genesco Inc. (Exhibit A), Form of Right Certificate (Exhibit B) and Summary of Rights to Purchase Preferred Shares (Exhibit C) (incorporated by reference to Registration Statement on Form 8-A filed August 15, 1990).

         2. First Amendment to Rights Agreement, dated August 8, 1990, between Genesco Inc. and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Registration Statement on Form 8-A filed August 15, 1990).


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         3.       Amendment No. 2 to Rights Agreement, dated March 10, 1998
                  between Genesco Inc. and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Registration Statement on Form 8-A/A filed March 25, 1998).

         4. Amendment No. 3 to Rights Agreement, dated as of November 9, 1998 between Genesco Inc. and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Current Report on Form 8-K dated November 19, 1998).


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                                   SIGNATURE

         Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        GENESCO INC.

                                        By: /s/ Roger G. Sisson
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                                            Name:  Roger G. Sisson
                                                   -----------------------------
                                            Title: Secretary and General Counsel
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Dated: November 19, 1998
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                                 EXHIBIT INDEX

1. Rights Agreement, dated August 8, 1990, between Genesco Inc. and First Chicago Trust Company of New York, as Rights Agent, including the Form of Certificate of Designations of Genesco Inc. (Exhibit A), Form of Right Certificate (Exhibit B) and Summary of Rights to Purchase Preferred Shares (Exhibit C) (incorporated by reference to Registration Statement on Form 8-A filed August 15, 1990).

2. First Amendment to Rights Agreement, dated August 8, 1990, between Genesco Inc. and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Registration Statement on Form 8-A filed August 15, 1990).

3. Amendment No. 2 to Rights Agreement, dated March 10, 1998 between Genesco Inc. and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Registration Statement on Form 8-A/A filed March 25, 1998).

4. Amendment No. 3 to Rights Agreement, dated as November 9, 1998 between Genesco Inc. and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Current Report on Form 8-K dated November 19, 1998.